Exhibit 99.1

Faraday Future Provides Update on Status of Filings and Investigation

Expects delay in filing 2021 Form 10-K

Discloses SEC investigation

Expects to meet Nasdaq deadline

Los Angeles, CA. (March 31, 2022) - Faraday Future Intelligent Electric Inc. (the “Company,” “Faraday Future,” or “FF”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today filed a Form 12b-25 notifying the Securities Exchange Commission (“SEC”) that the Company is unable to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) within the prescribed time period, and does not expect to file it by the extended filing date pursuant to SEC Rule 12b-25, as a result of delays related to internal investigation work and remediation efforts.

On February 1, 2022, the Company filed a Current Report on Form 8-K (the “February 1 Form 8-K”) disclosing, among other things, that a special committee of independent directors of the Company (the “Special Committee”) had completed a previously announced independent investigation into allegations of inaccurate Company disclosures. Since then, the Company continues to implement the appropriate remedial actions approved by the Special Committee and continues the additional investigative work and remedial work as recommended by the Special Committee, under the direction of the Executive Chairperson and reporting to the Audit Committee of the Company’s Board of Directors. That work may result in further findings and remedial actions.

The Company needs additional time to complete the additional investigative work, and implement such additional appropriate remedial actions and to finalize the Company’s financial statements and related disclosures for both the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”) and Form 10-K. Faraday Future is working diligently to finalize and file the Form 10-Q and Form 10-K and to re-establish timely financial reporting as soon as possible. As previously disclosed, the Company currently expects to file the Q3 Form 10-Q and the Form 10-K on or prior to the May 6, 2022 Nasdaq Stock Market LLC (the “Nasdaq”) deadline. The Company expects to file its amended Registration Statement on Form S-1 (File No. 333-258993) (the “Form S-1/A”) promptly following the filing of the Form 10-K.

Subsequent to the February 1 Form 8-K, the Company, certain members of the management team and employees of the Company received a notice of preservation and subpoena from the staff of the SEC stating that the SEC had commenced a formal investigation relating to the matters that were the subject of the Special Committee investigation. The Company, which had previously voluntarily contacted the SEC in connection with the Special Committee investigation, is cooperating fully with the SEC’s investigation.

Users can reserve an FF 91 Futurist model now via the FF Intelligent APP or FF.com at: https://www.ff.com/us/reserve.

Download the new FF Intelligent APP at: https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online.

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

FOLLOW FARADAY FUTURE:

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, and include statements regarding the expected timing for filing the Q3 Form 10-Q, Form 10-K and Form S-1/A. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FF’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; FF’s ability to satisfy the terms of the Nasdaq exception and to file the Q3 Form 10-Q and Form 10-K by May 6, 2022 and its ability to regain compliance with the Nasdaq continued listing standards; the implementation of the Special Committee’s actions and related internal review by FF; FF’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; Company’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of Company’s vehicles; the success of other competing manufacturers; the performance and security of Company’s vehicles; potential litigation involving Company; the result of future financing efforts and general economic and market conditions impacting demand for Company’s products; and the ability of Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the FF’s registration statement on Form S-1 (File No. 333-258993) filed with the SEC on October 4, 2021 and other documents filed by FF from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FF does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Faraday Future

Mark Connelly

Investors: ir@faradayfuture.com

John Schilling

Media: John.Schilling@ff.com

Tim Gilman

Media: tim.gilman@ff.com